EXHIBIT 2.1


                           AGREEMENT OF REORGANIZATION


                                 By and Between


                            DIGITAL SIGN CORPORATION

                             A Delaware Corporation,

                                       and


                               Edward F. Myers III

                                 As SHAREHOLDERS


                                       and
                               DIGITAL SIGNS, INC.

                            A California Corporation



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                           AGREEMENT OF REORGANIZATION


     THIS  AGREEMENT  is  made  effective  February  14,  1998,  at  San  Diego,
California, by and between DIGITAL SIGN CORPORATION, a Delaware Corporation (hereinafter referred to as "DIGITAL SIGN CORPORATION"), Edward F. Myers III, hereinafter referred to as "SHAREHOLDERS"), and DIGITAL SIGNS, INC. a California Corporation (hereinafter referred to as the "CORPORATION").

     WHEREAS, the SHAREHOLDERS have represented that they own all of the outstanding stock of the CORPORATION, and

     WHEREAS, DIGITAL SIGN CORPORATION desires to acquire from the SHAREHOLDERS and the SHAREHOLDERS desire to exchange stock with Digital Signs, Inc., which are 100% of the outstanding stock of the CORPORATION ("the shares"), and

     WHEREAS, the CORPORATION desires that this transaction be consummated.

     NOW, THEREFORE, in consideration of the mutual covenants, promises, conditions, agreements, representations and warranties contained in this Agreement, setting aside all previous agreements both oral and written the parties agree as follows:




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                         1. PURCHASE AND SALE OF SHARES

     1.1. The parties hereto adopt this Agreement as a Type B tax-free plan of reorganization under Section 368(a)(1)(B) of the Internal Revenue Code.

     1.2. Subject to the terms and conditions set forth in this Agreement, on the closing, SHAREHOLDERS will transfer and convey to DIGITAL SIGN CORPORATION, 10,000 shares of common stock in the CORPORATION which represents 100% of the issued and outstanding shares of stock in the CORPORATION.

     1.3. As consideration for the transfer of the shares by SHAREHOLDERS, DIGITAL SIGN CORPORATION shall deliver at the closing, certificates representing 100,000 shares of DIGITAL SIGN CORPORATION'S common stock.

     1.4. The 100,000 shares of DIGITAL SIGN CORPORATION' common stock shall be issued in the amount following each SHAREHOLDER'S name in Schedule "A".

                2. REPRESENTATIONS AND WARRANTIES OF THE PARTIES

     2.1. The SHAREHOLDERS represent and warrant that the SHAREHOLDERS are owners, beneficially and of record, of all the shares free and clear of liens, encumbrances, security agreements, equities, options, claims charges, and restrictions, other than any




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restriction  set  forth  by  the  California   Commissioner   of   Corporations.
SHAREHOLDERS have full power to transfer the shares to DIGITAL SIGN CORPORATION without obtaining the consent or approval of any other person, governmental authority or the Corporation.

     2.2. The SHAREHOLDERS and the CORPORATION to the best of their knowledge, represent and warrant as follows:

          a. CORPORATION is a corporation duly organized validly existing, and in good standing under the laws of California and has all necessary corporate powers to own its properties and to operate its business as now owned and operated by it.

          b. The authorized capital stock of the CORPORATION consists of 1,000,000 shares of common stock, having a par value of $0.0001, of which 10,000 shares (the shares) are issued and outstanding. All the shares are validly issued, fully paid, and non-assessable, and such shares have been so issued in full compliance with all federal and state securities laws. There are no outstanding subscriptions, options, rights, warrants, convertible securities, or other agreements or commitments obligating the CORPORATION to issue or to transfer from treasury any additional shares of


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               its capital stock of any class.

          c. That there is no suit, action, arbitration, or legal administrative, or other proceeding, to the best knowledge of CORPORATION; against or effecting CORPORATION or any other business, assets, or financial condition.

          d. The financial statements in Exhibit B have been prepared in accordance with generally accepted accounting principles consistently followed by the CORPORATION as of the respective dates of said financial statements, and the results of its operation for the respective periods indicated.

          e. That there has not been since the date of the attached financial statements any material change in the financial condition, liabilities, assets, business or prospects of the CORPORATION.

          f. Since January 28, 1998, that within the times and in the manner prescribed by law, the CORPORATION has filed all federal, state, and local tax returns required by law and has paid all taxes assessments, and penalties due and payable. There are not present disputes as to taxes of any nature payable by the CORPORATION.




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          g.   The  CORPORATION  is in possession  of all premises  leased to it from others.

          h. Neither the SHAREHOLDERS, nor any officer, director, or employee of the CORPORATION, nor any spouse, child, or other relative of any of these persons, owns, or has any interest, directly or indirectly, in any of the real or personal property owned by or leased to the CORPORATION. That the CORPORATION does not occupy any real property in violation of any law, regulation, or decree.

          i. The execution and delivery of this Agreement by the CORPORATION, and the performance of its covenants and obligations under it, shall have been duly authorized by all necessary corporate action, and the CORPORATION shall have received copies of all resolutions pertaining to that authorization, certified by the secretary of the CORPORATION.

          k. Each SHAREHOLDER is acquiring the stock of the CORPORATION as an investment and not with a view to distribution, and each hereby consents that the shares of the CORPORATION, may be legended to the effect that such shares are not registered under the Securities Act of 1933.




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          l.   The  CORPORATION has given no options or other rights to purchase or subscribe for any shares of stock of the CORPORATION in favor of any person, firm or corporation. Stockholders do not have preemptive rights.

          m. The CORPORATION has no assets or business other than those shown in these financial statements.

          n.   The CORPORATION is not party to any employment agreements.

     2.3  DIGITAL SIGN CORPORATION represents and warrants as follows:

          a. DIGITAL SIGN CORPORATION is a corporation duly organized, validly existing, and in good standing under the laws of Delaware and has all necessary corporate powers to own its properties and to operate its business as now owned and operated by it; and neither the ownership of its properties nor the nature of its business requires DIGITAL SIGN CORPORATION to be qualified in any jurisdiction other than the state of its incorporation.

          b. The authorized capital stock of DIGITAL SIGN CORPORATION consists of 50,000,000 shares of common




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               stock,  having a par value of $0.00001  each,  3,850,000 of which are issued and outstanding. Such shares have been so issued full compliance with all federal and state securities laws. DIGITAL
               SIGN  CORPORATION  has  also  authorized   20,000,000  shares  of
               preferred stock, having a par value of $0.00001, none of which are issued. There are no outstanding subscriptions,options, rights, warrants, convertible securities,or other agreements or commitments obligating DIGITAL SIGN CORPORATION to issue or to transfer from treasury any class of stock.

          c. The financial statements in Exhibit A have been prepared in accordance with generally accepted accounting principles consistently followed by DIGITAL SIGN CORPORATION throughout the periods indicated and fairly present the financial position of DIGITAL SIGN CORPORATION as of the respective dates of said financial Statements, and the results of its operations for the respective periods indicated.

          d. That there has not been since the date of the attached financial statements any material change in the financial condition, liabilities, assets, business or prospects of DIGITAL SIGN CORPORATION.




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          e.   That DIGITAL SIGN CORPORATION does not have any debt,  liability,
               or  obligation  of  any  nature,   whether   accrued,   absolute,
               contingent, or otherwise, and whether due or to become due, that is not reflected in the financial statements or set forth in Exhibit A to this Agreement, and that all debts, liabilities, and obligations incurred after that date were incurred in the ordinary course of business, and are usual and normal in amount both individually and in the Agreement.

          f.   That  the  total   liabilities   on  the  part  of  DIGITAL  SIGN
               CORPORATION does not exceed the approximate amount of $1,000.00.

          g. That within the times and in the manner prescribed by law, DIGITAL SIGN CORPORATION has filed all federal, state, and local tax returns required by law and has paid all taxes, assessments, and penalties which in DIGITAL SIGN CORPORATION'S opinion are due and payable and has made all filings required by all applicable state and federal laws.

          h. That DIGITAL SIGN CORPORATION has good and marketable title to all of its respective assets and interests in assets, whether real, personal, mixed, tangible, and intangible, which constitute all the






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               assets and  interests  in assets that are used in the business of
               DIGITAL SIGN CORPORATION. All these assets are free and clear of restrictions or of conditions of transfer or assignment, and free and clear of mortgages, liens, pledges, charges, encumbrances, equities, claims, easements, rights of way, covenants, conditions or restrictions, except for (i) these disclosed in DIGITAL SIGN CORPORATION financial statements in Exhibit A to this Agreement;
               (ii) the lien of current taxes not yet due and payable; and (iii) possible minor matters that in the aggregate, are not substantial in amount and do not materially detract from or interfere with the present or intended use of any of these assets, nor materially impair business operations. All real property and tangible personal property of DIGITAL SIGN CORPORATION is in good operating condition and repair, ordinary wear and tear excepted. DIGITAL SIGN CORPORATION is in possession of all premises leased to it from others.

          i. That there is no suit, action, arbitration, or legal administrative, or other proceeding, or governmental investigation pending or, to the best knowledge DIGITAL SIGN
               CORPORATION   threatened,   against  or  affecting  DIGITAL  SIGN
               CORPORATION, or any of its business, assets, or financial condition.







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          j.   The  execution  and  delivery of this  Agreement  by DIGITAL SIGN
               CORPORATION and the performance of its covenants and obligations under it, shall have been duly authorized by all necessary corporate action, and SHAREHOLDERS have received copies of all resolutions pertaining to that authorization, certified by the secretary of DIGITAL SIGN CORPORATION.

          k. That they have had an opportunity to review the financial statements in Exhibits B to this Agreement and based upon such financial statements they have .entered into this Agreement.

     3.   DOCUMENTATION, DELIVERY AND COOPERATION

     3.1. The CORPORATION will furnish to DIGITAL SIGN CORPORATION for its examination (i) copies of the Article of Incorporation and By-Laws of the CORPORATION; (ii) the minute books of the CORPORATION containing all records required to be set forth of all proceedings, consents, actions, and meetings of the SHAREHOLDERS and Boards of Directors of the CORPORATION; (iii) all permits, orders, and consents issued with Respect to corporation, or any security, and all applications for such permits, orders, and consents; and (iv) the stock transfer books of the CORPORATION setting forth all transfers of any capital stock.







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     3.2.  At the  closing,  the  SHAREHOLDERS  shall  deliver to  DIGITAL  SIGN
CORPORATION the following instruments, in form and substance satisfactory to DIGITAL SIGN CORPORATION and its counsel:

          a. A certificate or certificates representing the shares, registered in the names of the SHAREHOLDERS, duly endorsed by the SHAREHOLDERS transfer or accompanied by an assignment of the shares duly executed by the SHAREHOLDERS. On submission of that certificate or certificates to the CORPORATION for transfer, the CORPORATION shall issue to DIGITAL SIGN CORPORATION a certificate representing the shares, registered in the name of DIGITAL SIGN CORPORATION.

          b. The stock books, stock ledgers, minute books, and corporate seals of the CORPORATION, and;

     3.3. At the closing, DIGITAL SIGN CORPORATION shall deliver to SHAREHOLDERS the following instruments and documents:

          a.   The share certificates as set forth in paragraph 1.3.

     3.4. All of the parties further agree that they will do all things necessary and reasonable to accomplish and facilitate the








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transfer of the shares in conformance with any and all  governmental  bodies and regulatory agencies, and that they will sign and execute any and all documents necessary to bring about and perfect the purposes of the Agreement.

     4.1. The obligations of the SHAREHOLDERS hereunder are, at the option of the SHAREHOLDERS, subject to the conditions that on or before the Closing:

          a. The SHAREHOLDERS shall not have discovered any material error, or misstatement or omission in the representations, and warranties made by DIGITAL SIGN COPORATION herein, and all the terms and conditions of this Agreement to be complied with and performed by DIGITAL SIGN COROPRATION at or before the Closing shall have been complied with and performed in all material respects.

          b.   The   representations   and  warranties   made  by  DIGITAL  SIGN
               CORPORATION in this Agreement shall be correct in all material respects at and as of the Closing.

          c. The Commissioner of Corporations of the State of California has issued, if necessary, the appropriate permit or permits pursuant to the California Corporations Code the qualification of the securities which are the subject of this Agreement.








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     4.2. The  obligations  of DIGITAL SIGN  CORPORATION  hereunder  are, at the option of DIGITAL SIGN CORPORATION, subject to the conditions that on or before the Closing:

          a. DIGITAL SIGN CORPORATION shall not have discovered any material error, misstatement or omission in the presentations and warranties made by the SHAREHOLDERS of the CORPORATION, and all the terms and conditions of this Agreement to be complied with and performed by the SHAREHOLDERS and the CORPORATION on or before the Closing shall have been complied with and performed in all material respects.

          b. The representations and warranties made by the SHAREHOLDERS and the CORPORATION in this Agreement shall be correct in all material respects at and as of the Closing.

          c. The Commissioner of Corporations of the State of California has, if necessary, issued the appropriate permit or permits pursuant to the California Corporations Code for the qualification of the securities which are the subject of this Agreement.

     4.3. The Closing under this Agreement shall take place at the law offices of Carmine Bua, 3838 Camino Del Rio North









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          Ste. 333, San Diego, CA 92108, or at such place,  time or date, as may be agreed upon by the parties.

This Agreement may be signed in one or more counterparts.


/s/ Edward F. Myers III                       /s/ Edward F. Myers III
DIGITAL SIGN CORPORATION                      DIGITAL SIGNS, INC.

(a Delaware Corporation)                      (a California Corporation)


                                              STOCKHOLDERS


                                              /s/ Edward F. Myers III
                                              ----------------------------------
                                              Edward F. Myers III



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                                    EXHIBIT A

                         SELECTED FINANCIAL INFORMATION


SUMMARY BALANCE SHEET DATA:                                 February  13, 1998

 Current Assets:                            $ 0.00
 Other Assets:                              $ 0.00
 Total Assets:                              $ 0.00

 Total Liabilities:                         $ 0.00
 Shareholders Equity                        $ 0.00

SUMMARY STATEMENT OF OPERATIONS DATA:
(for period ending Feb. 14, 98)

 Total Income                               $    0
 Net Loss                                   $    0
 Net Loss Per Share:                        $    0



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                                    Exhibit B

SELECTED FINANCIAL INFORMATION

SUMMARY BALANCE SHEET DATA:                                    February 13, 1998

   Current Assets
      Cash On Hand                      $      000400
      Computer Equipment                $      000.00
      Organization Expense              $      715.00

   Total Assets:                        $      715.00

   Total Liabilities:.                  $        0.00
   Shareholders Equity.                 $      715.00

SUMMARY STATEMENT OF OPERATIONS DATA:
(for period ending Feb. 14, 98)

   Total Income                         $          0
   Net Loss                             $          0
   Net Loss Per Share:                  $          0



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                                   Schedule A

                             Stock Aquired by Digital           Stock Issued
Shareholders                 Signs, Inc.                        in Exchange
------------                 -----------                        -----------

Edward F. Myers 111          10,000                             100,000